Exhibit 99.1

Tapestry, Inc. to Hold Analyst and Investor Call to Discuss its Multi-Year Growth Agenda and FY20 Fourth Quarter and Year-End Earnings

NEW YORK--(BUSINESS WIRE)--July 16, 2020--On Thursday, August 13, 2020 from 8:00 a.m. to 9:30 a.m. (ET), Tapestry, Inc. (NYSE: TPR) will hold a conference call to discuss the Company’s long-term growth strategies as well as its fiscal fourth quarter and year-end results, which will be reported via press release earlier that morning.

Participants from the Tapestry leadership team will include:

  Jide Zeitlin, Chairman and Chief Executive Officer
  Joanne Crevoiserat, Chief Financial Officer
  Todd Kahn, President, Chief Administrative Officer and Company Secretary
  Liz Fraser, Chief Executive Officer and Brand President, Kate Spade
  Giorgio Sarné, Chief Executive Officer and Brand President, Stuart Weitzman

The Company intends to host an in-person analyst and investor day at its Hudson Yards headquarters in New York City when conditions allow in 2021.

To listen to this Tapestry conference call, please dial 1-877-510-8087 or 1-862-298-9015 and provide the Conference ID 8871729. To listen to the audio webcast, please visit www.tapestry.com/investors on the Internet. A telephone replay will be available for five business days beginning at 12:00 noon (ET) on August 13th. To access the telephone replay, please call 1-800-585-8367 or 1-404-537-3406 and enter the Conference ID 8871729.

Tapestry, Inc. is a New York-based house of modern luxury lifestyle brands. The Company’s portfolio includes Coach, Kate Spade and Stuart Weitzman. Our Company and our brands are founded upon a creative and consumer-led view of luxury that stands for inclusivity and approachability. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. To learn more about Tapestry, please visit www.tapestry.com. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information to be made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, the statements that can be identified by the use of forward-looking terminology such as "may," "will," “can,” "should," "expect," "intend," "estimate," "continue," "project," "guidance," "forecast," “outlook,” “roadmap,” "anticipate," “excited,” “moving,” “leveraging,” “capitalizing,” “developing,” “drive,” “targeting,” “assume,” “plan,” “build,” “pursue,” “maintain,” “progress,” “future,” “emerge,” “assure,” “on track,” “well positioned to,” “look forward to,” “looking ahead,” “to acquire,” “achieve,” “strategic vision,” “ongoing headwinds,” “growth opportunities,” “view,” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as the impact of the Covid-19 pandemic, the ability to control costs and successfully execute our growth strategies, expected economic trends, the ability to anticipate consumer preferences, risks associated with operating in international markets, our ability to achieve intended benefits, cost savings and synergies from acquisitions, the risk of cybersecurity threats and privacy or data security breaches, and the impact of the CARES Act and other legislation, etc. Please refer to the Company’s latest Annual Report on Form 10-K, quarterly report on 10-Q and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Contacts

Analysts & Media:
Andrea Shaw Resnick
Global Head of Investor Relations and Corporate Communications
212/629-2618
aresnick@tapestry.com
Christina Colone
Vice President, Investor Relations
212/946-7252
ccolone@tapestry.com